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                                 Exhibit 10.1


                                SIXTH AMENDMENT
                                      TO
                   REVOLVING CREDIT AND TERM LOAN AGREEMENT


     Sixth Amendment dated as of August 14, 1998 to Revolving Credit and Term Loan Agreement (the "Sixth Amendment"), by and among MAPICS, INC., a Georgia corporation (the "Borrower"), BANKBOSTON, N.A. and the other lending institutions listed on Schedule 1 to the Credit Agreement (as hereinafter
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defined) (the "Banks") and BANKBOSTON, N.A., as agent for the Banks (in such capacity, the "Agent"), amending certain provisions of the Revolving Credit and Term Loan Agreement dated as of August 4, 1997 (as amended and in effect from time to time, the "Credit Agreement") by and among the Borrower, the Banks and the Agent. Terms not otherwise defined herein which are defined in the Credit Agreement shall have the same respective meanings herein as therein.

     WHEREAS, the Borrower, the Banks and the Agent have agreed to modify certain terms and conditions of the Credit Agreement as specifically set forth in this Sixth Amendment;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     (S)1.  Amendment to (S)10 of the Credit Agreement.  Section 10 of the
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Credit Agreement is hereby amended as follows:

     (a) Section 10.1 of the Credit Agreement is hereby amended by (i) deleting the word "and" which appears at the end of (S)10.1(e); (ii) deleting the period which appears at the end of (S)10.1(f) and substituting in place thereof a semicolon and the word "and"; and (iii) inserting immediately after the text of
(S)10.1(f) the following:

          (g) Indebtedness of the Borrower consisting of a guaranty by the Borrower of loans to employees of the Borrower, provided that the aggregate principal amount of such Indebtedness of the Borrower shall not exceed the aggregate amount of $500,000 at any one time.

     (b) Section 10.2 of the Credit Agreement is hereby amended by (i) deleting the period which appears at the end of (S)10.2(i) and substituting in place thereof a semicolon and the word "and"; and (ii) inserting immediately after the text of (S)10.2(i) the following:

          (j)  liens to secure Indebtedness of the type and amount permitted by
     (S)10.1(g).
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     (S)2.  Amendment to (S)11 of the Credit Agreement.  Section 11.5 of the
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Credit Agreement is hereby amended by deleting the amount "$4,500,000" which appears in (S)11.5 and substituting in place thereof the amount "$5,500,000".

     (S)3.  Conditions to Effectiveness.  This Sixth Amendment shall not become
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effective until the Agent receives a counterpart of this Sixth Amendment, executed by the Borrower, the Majority Banks and the Agent.

     (S)4.  Representations and Warranties.  The Borrower hereby repeats, on and
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as of the date hereof, each of the representations and warranties made by it in
(S)8 of the Credit Agreement (except to the extent of changes resulting from transactions contemplated or permitted by this Sixth Amendment, the Credit Agreement (including any prior amendments thereto) and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date), provided,
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that all references therein to the Credit Agreement shall refer to such Credit
Agreement as amended hereby. In addition, the Borrower hereby represents and warrants that the execution and delivery by the Borrower of this Sixth Amendment and the performance by the Borrower of all of its agreements and obligations under the Credit Agreement as amended hereby are within the corporate authority of the Borrower and have been duly authorized by all necessary corporate action on the part of the Borrower.

     (S)5.  Ratification, Etc.  Except as expressly amended hereby, the Credit
            ------------  ---
Agreement and all documents, instruments and agreements related thereto, including, but not limited to the Security Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement and this Sixth Amendment shall be read and construed as a single agreement. All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

     (S)6.  No Waiver.  Nothing contained herein shall constitute a waiver of,
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impair or otherwise affect any Obligations, any other obligation of the Borrower or any rights of the Agent or the Banks consequent thereon.

     (S)7.  Counterparts.  This Sixth Amendment may be executed in one or more
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counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

     (S)8.  Governing Law.  THIS SIXTH AMENDMENT SHALL BE GOVERNED BY, AND
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CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS
(WITHOUT REFERENCE TO CONFLICT OF LAWS).
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     IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amendment as a document under seal as of the date first above written.

                               MAPICS, INC.



                               By: /s/ William J. Gilmour
                                   ----------------------
                               Title: Chief Financial Officer


                               BANKBOSTON, N.A.,
                                 individually and as Agent



                               By: /s/ Jay L. Massimo
                                   ------------------
                                  Jay L. Massimo, Director